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                                                                  EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Forward Air Corporation 1999 Stock Option and Incentive Plan of our report dated February 2, 1999 except for Note 13 as to which the date is February 24, 1999, with respect to the consolidated financial statements and schedule of Forward Air Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                          Ernst & Young LLP



      Nashville, Tennessee
      January 04, 2000